Exhibit 99.1

P. O. Box 1980
Winchester, VA 22604-8090

Contact:	Kevin Dunnigan Treasury Director 540-665-9100

AMERICAN WOODMARK CORPORATION ANNOUNCES THIRD QUARTER RESULTS

WINCHESTER, Virginia (February 25, 2020) -- American Woodmark Corporation (NASDAQ: AMWD) (the "Company") today announced results for its third fiscal quarter ended January 31, 2020.

Net sales for the third fiscal quarter increased 3.0% to $395.8 million compared with the same quarter of the prior fiscal year. The Company experienced growth in the builder and home center channels during the third quarter of fiscal year 2020. Net sales for the first nine months of the current fiscal year increased 1.1% to $1,251.1 million from the comparable period of the prior fiscal year.  The Company experienced growth in the builder channel during the first nine months of fiscal year 2020, which was partially offset by declines in the home center and independent dealers and distributors channels.

Net income was $12.8 million ($0.75 per diluted share) for the third quarter of the current fiscal year compared with $18.4 million ($1.07 per diluted share) in the same quarter of the prior fiscal year. Net income for the current quarter was negatively impacted by tariffs, particleboard supply disruption costs and expenses related to the completion of our facility move in California. Net income for the first nine months of the current fiscal year was $61.8 million ($3.65 per diluted share) compared with $61.7 million ($3.53 per diluted share) for the same period of the prior fiscal year.  Adjusted EPS per diluted share was $1.30 for the third quarter of the current fiscal year compared with $1.40 in the same quarter of the prior fiscal year and $5.27 for the first nine months of the current fiscal year compared with $5.05 for the same period of the prior fiscal year.

Adjusted EBITDA for the third fiscal quarter was $50.1 million, or 12.7% of net sales, compared to $52.2 million, or 13.6% of net sales, for the same quarter of the prior fiscal year. Adjusted EBITDA for the first nine months of the fiscal year was $182.6 million, or 14.6% of net sales, compared to $181.1 million, or 14.6% of net sales, for the same period of the prior fiscal year.

“Although we believe we experienced good growth relative to the market, our third fiscal quarter financials proved to be challenging due to ongoing volatility in the market and a more prominent impact from cost headwinds,” said Cary Dunston, Chairman and CEO. “We had solid growth within our builder, dealer and stock home center businesses, which was partially offset by a decline in our made-to-order home center business.  Margins were challenged due to the completion of our facility move in California and the continued cost associated with tariffs and particle board disruption.”

Cash provided by operating activities for the first nine months of the current fiscal year was $112.2 million and free cash flow totaled $80.2 million. The Company paid down $90.0 million of its term loan facility during the first nine months of the current fiscal year.

About American Woodmark

American Woodmark Corporation manufactures and distributes kitchen, bath and home organization products for the remodeling and new home construction markets.  Its products are sold on a national basis directly to home centers, builders and through a network of independent dealers and distributors.  At January 31, 2020, the Company operated eighteen manufacturing facilities in the United States and Mexico and eight primary service centers located throughout the United States.

AMWD Announces Third Quarter Results

February 25, 2020

Use of Non-GAAP Financial Measures

We have presented certain financial measures in this press release which have not been prepared in accordance with U.S. generally accepted accounting principles (GAAP). Definitions of our non-GAAP financial measures and a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP are provided below following the financial highlights under the heading "Non-GAAP Financial Measures."

Safe harbor statement under the Private Securities Litigation Reform Act of 1995: All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors that may be beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. The Company does not undertake to publicly update or revise its forward looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

AMERICAN WOODMARK CORPORATION

Unaudited Financial Highlights

(in thousands, except share data)

Operating Results

	Three Months Ended		Nine Months Ended
	January 31		January 31
	2020	2019	2020	2019

Net sales	$395,755	$384,080	$1,251,136	$1,237,920
Cost of sales & distribution	323,407	307,227	997,219	978,569
Gross profit	72,348	76,853	253,917	259,351
Sales & marketing expense	21,401	22,215	62,539	68,139
General & administrative expense	26,914	27,462	86,246	86,010
Restructuring charges	—	26	(207)	2,061
Operating income	24,033	27,150	105,339	103,141
Interest expense, net	6,924	8,836	22,448	27,204
Other (income) expense, net	(165)	(5,812)	(699)	(6,137)
Income tax expense	4,470	5,717	21,742	20,410
Net income	$12,804	$18,409	$61,848	$61,664

Earnings Per Share:
Weighted average shares outstanding - diluted	16,974,956	17,216,327	16,947,449	17,466,936

Net income per diluted share	$0.75	$1.07	$3.65	$3.53

AMWD Announces Third Quarter Results

February 25, 2020

Condensed Consolidated Balance Sheet
(Unaudited)
	January 31	April 30
	2020	2019

Cash & cash equivalents	$47,063	$57,656
Investments - certificates of deposit	—	1,500
Customer receivables	122,353	125,901
Inventories	121,930	108,528
Income taxes receivable	6,238	1,009
Other current assets	14,627	11,441
Total current assets	312,211	306,035
Property, plant & equipment, net	208,780	208,263
Operating lease assets, net	90,530	—
Trademarks, net	3,056	5,555
Customer relationship intangibles, net	178,861	213,111
Goodwill	767,612	767,612
Other assets	32,784	29,355
Total assets	$1,593,834	$1,529,931

Current portion - long-term debt	$2,309	$2,286
Short-term operating lease liabilities	20,837	—
Accounts payable & accrued expenses	146,056	147,304
Total current liabilities	169,202	149,590
Long-term debt	600,573	689,205
Deferred income taxes	56,634	64,749
Long-term operating lease liabilities	73,297	—
Other liabilities	4,843	6,034
Total liabilities	904,549	909,578
Stockholders' equity	689,285	620,353
Total liabilities & stockholders' equity	$1,593,834	$1,529,931

AMWD Announces Third Quarter Results

February 25, 2020

Condensed Consolidated Statements of Cash Flows
(Unaudited)
	Nine Months Ended
	January 31
	2020	2019

Net cash provided by operating activities	$112,208	$137,950
Net cash used by investing activities	(30,213)	(31,299)
Net cash used by financing activities	(92,588)	(143,052)
Net decrease in cash and cash equivalents	(10,593)	(36,401)
Cash and cash equivalents, beginning of period	57,656	78,410

Cash and cash equivalents, end of period	$47,063	$42,009

Non-GAAP Financial Measures

We have reported our financial results in accordance with generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using the non-GAAP measures described below.

Management believes all of these non-GAAP financial measures provide an additional means of analyzing the current period’s results against the corresponding prior period’s results. However, these non-GAAP financial measures should be viewed in addition, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Adjusted EPS per diluted share

We use Adjusted EPS per diluted share in evaluating the performance of our business and profitability. Management believes that this measure provides useful information to investors by offering additional ways of viewing the Company’s results by providing an indication of performance and profitability excluding the impact of unusual and/or non-cash items. We define Adjusted EPS per diluted share as diluted earnings per share excluding the per share impact of (1) expenses related to the acquisition of RSI Home Products, Inc. ("RSI acquisition") and subsequent restructuring charges, (2) the amortization of customer relationship intangibles and trademarks, (3) net gain on debt forgiveness and modification and (4) the tax benefit of RSI acquisition expenses and subsequent restructuring charges, the net gain on debt forgiveness and modification and the amortization of customer relationship intangibles and trademarks. The amortization of intangible assets is driven by the RSI acquisition and will recur in future periods. Management has determined that excluding amortization of intangible assets from our definition of Adjusted EPS per diluted share will better help it evaluate the performance of our business and profitability and we have also received similar feedback from some of our investors regarding the same.

Adjusted EBITDA and Adjusted EBITDA margin

We use Adjusted EBITDA and Adjusted EBITDA margin in evaluating the performance of our business, and we use each in the preparation of our annual operating budgets and as indicators of business performance and profitability. We believe Adjusted EBITDA and Adjusted EBITDA margin allow us to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance.

We define Adjusted EBITDA as net income adjusted to exclude (1) income tax expense, (2) interest expense, net, (3) depreciation and amortization expense, (4) amortization of customer relationship intangibles and trademarks, (5) expenses related to the RSI acquisition and subsequent restructuring charges, (6) stock-based compensation expense, (7) gain/loss on asset disposals, (8) change in fair value of foreign exchange forward contracts and (9) net gain on debt forgiveness and modification. We believe Adjusted EBITDA, when presented in conjunction with comparable GAAP measures, is useful for investors because management uses Adjusted EBITDA in evaluating the performance of our business.

AMWD Announces Third Quarter Results

February 25, 2020

We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of net sales.

Free cash flow

To better understand trends in our business, we believe that it is helpful to subtract amounts for capital expenditures consisting of cash payments for property, plant and equipment and cash payments for investments in displays from cash flows from continuing operations which is how we define free cash flow. Management believes this measure gives investors an additional perspective on cash flow from operating activities in excess of amounts required for reinvestment. It also provides a measure of our ability to repay our debt obligations.

Net leverage

Net leverage is a performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

We define net leverage as net debt (total debt less cash and cash equivalents) divided by the trailing 12 months Adjusted EBITDA.

A reconciliation of these non-GAAP financial measures and the most directly comparable measures calculated and presented in accordance with GAAP are set forth on the following tables:

Reconciliation of Adjusted Non-GAAP Financial Measures to the GAAP Equivalents

	Three Months Ended		Nine Months Ended
	January 31		January 31
(in thousands)	2020	2019	2020	2019

Net income (GAAP)	$12,804	$18,409	$61,848	$61,664
Add back:
Income tax expense	4,470	5,717	21,742	20,410
Interest expense, net	6,924	8,836	22,448	27,204
Depreciation and amortization expense	12,585	11,308	36,612	33,534
Amortization of customer relationship intangibles
and trademarks	12,250	12,250	36,750	36,750
EBITDA (Non-GAAP)	$49,033	$56,520	$179,400	$179,562
Add back:
Acquisition related expenses (1)	60	593	(29)	4,002
Change in fair value of foreign exchange forward
contracts (2)	(148)	(490)	(244)	(291)
Net gain on debt forgiveness and modification (3)	—	(5,171)	—	(5,171)
Stock-based compensation expense	1,047	668	3,122	2,290
Loss on asset disposal	133	76	350	661
Adjusted EBITDA (Non-GAAP)	$50,125	$52,196	$182,599	$181,053

Net Sales	$395,755	$384,080	$1,251,136	$1,237,920
Adjusted EBITDA margin (Non-GAAP)	12.7%	13.6%	14.6%	14.6%

(1) Acquisition related expenses are comprised of expenses related to the acquisition of RSI Home Products, Inc. and the subsequent restructuring charges that the Company incurred.
(2) In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company manages these risks through the use of foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other expense (income) in the operating results.

AMWD Announces Third Quarter Results

February 25, 2020

(3) The Company had loans and interest forgiven relating to four separate economic development loans totaling $5.5 million and the Company incurred $0.3 million in loan modification expense with amendment to the credit agreement during the third quarter of fiscal 2019.

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended		Nine Months Ended
	January 31		January 31
(in thousands, except share data)	2020	2019	2020	2019

Net income (GAAP)	$12,804	$18,409	$61,848	$61,664
Add back:
Acquisition related expenses	60	593	(29)	4,002
Amortization of customer relationship intangibles
and trademarks	12,250	12,250	36,750	36,750
Net gain on debt forgiveness and modification	—	(5,171)	—	(5,171)
Tax benefit of add backs	(3,127)	(1,972)	(9,327)	(9,061)
Adjusted net income (Non-GAAP)	$21,987	$24,109	$89,242	$88,184

Weighted average diluted shares	16,974,956	17,216,327	16,947,449	17,466,936
Adjusted EPS per diluted share (Non-GAAP)	$1.30	$1.40	$5.27	$5.05

Free Cash Flow

	Nine Months Ended
	January 31
	2020	2019

Cash provided by operating activities	$112,208	$137,950
Less: Capital expenditures (1)	32,034	31,756
Free cash flow	$80,174	$106,194

(1) Capital expenditures consist of cash payments for property, plant and equipment and cash payments for investments in displays. During the first nine months of fiscal 2020 and 2019, approximately $0.6 million and $6.6 million, respectively, in cash outflows were incurred related to the new company headquarters.

AMWD Announces Third Quarter Results

February 25, 2020

Net Leverage

Twelve Months Ended
January 31
(in thousands)	2020

Net income (GAAP)	$83,872
Add back:
Income tax expense	28,532
Interest expense, net	30,896
Depreciation and amortization expense	48,524
Amortization of customer relationship intangibles
and trademarks	49,000
EBITDA (Non-GAAP)	$240,824
Add back:
Acquisition related expenses (1)	85
Change in fair value of foreign exchange forward contracts (2)	47
Net gain on debt forgiveness and modification (3)	(95)
Stock-based compensation expense	3,873
Loss on asset disposal	1,662
Adjusted EBITDA (Non-GAAP)	$246,396

As of
January 31
2020
Current maturities of long-term debt	$2,309
Long-term debt, less current maturities	600,573
Total debt	602,882
Less: cash and cash equivalents	(47,063)
Net debt	$555,819

Net leverage (4)	2.26

(1) Acquisition related expenses are comprised of expenses related to the acquisition of RSI Home Products, Inc. and the subsequent restructuring charges that the Company incurred.
(2) In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company manages these risks through the use of foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other expense (income) in the operating results.
(3) The Company had loans and interest forgiven relating to four separate economic development loans totaling $0.1 million during the fourth quarter of fiscal year 2019.
(4) Net debt divided by Adjusted EBITDA for the twelve months ended January 31, 2020.

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